Exhibit  10.0

                                 [Skyy-Fi Logo]


             Location Provider Agreement - No Cost Vending Agreement

This Location Provider Agreement (the Agreement) [dated] is by and between (Location name) a [state] corporation and SKYY-Fi, Inc. or its assignee to
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enable  installation  of the SKYY-Fi wireless broadband Internet access products
("Authorized Products") and use of the SKYY-Fi wireless broadband Internet Access System ("Authorized Services") at each location owned or controlled by Location Owner that is authorized for each such installation and use by SKYY-Fi. Location provider acknowledges and agrees to the following:

1. Location Provision. Location Provider hereby grants all necessary rights for permission to install, operate and maintain the Authorized Products at each location and to allow end users to use the Authorized Services at the location.
2. Broadband Internet Service Notification. Location Provider agrees to allow SKYY-Fi to order and install high-speed Internet services to the location at SKYY-Fi's expense. Location Provider also agrees to immediately notify SKYY-Fi in the event that service interruptions or services failures occur at the location due to equipment failures, or any services interruptions. Location Provider hereby grants authorization to the broadband Internet service provider account and account information for purposes of maintaining continuity of the Broadband Service.
3. Promotional Materials. Location Provider agrees to display at each Location promotional and descriptive materials that may be provided to Location Provider explaining the Authorized Service.
4. Approval to Publish Location Address. The Location Provider agrees to grant the use of its commonly recognized name, including any trademark used in such name, for inclusion in directories that identify the Location and to use such name in any associated program materials or marketing materials to alert the Authorized Service customers or potential customers of the availability of the Authorized Service at each Location.
5. Assistance and Right of Entry. Location Provider agrees to reasonable cooperation in connection with the installation, service, or maintenance of the Authorized Products.
6. Maintenance Services. Location Provider will promptly notify Hotspot Operator in the event that the Authorized Products or the Broadband Service should cease to operate or otherwise appear to malfunction or operate incorrectly.
7. Term of the Agreement. The term of the Agreement shall commence upon the installation of Equipment at Location Provider's place of business and shall terminate one (1) year thereafter. The Company is hereby granted an option to renew on the same terms for an additional one (1) year if, within sixty (60) days of the expiration date hereof, the Location Provider has not delivered a written notice of intention to terminate this Agreement. This Agreement is not considered binding until signed by an authorized corporate officer of SKYY-Fi Corporation.
8. Termination of Business. In the event the Location Provider sells its business, this Agreement shall inure to the benefit of and be binding upon the new owner(s), successors or assigns of the Location Provider. In the event the Location Provider voluntarily or involuntarily quits or is required to quit business, this Agreement shall be terminated immediately and the Equipment shall be returned to SKYY-Fi.
9. Confidentiality. Location Provider agrees not to disclose to any third party nor use to its advantage any technical, product or business information, or any information that may be provided by SKYY-Fi that is identified as confidential (collectively, "Confidential Information"), related to the Authorized Products or Authorized Service without the prior written consent of SKYY-Fi its designee. Confidential Information does not include information that is or becomes publicly available through lawful means.
10. Limitation of Liability, Governing Law. To the maximum extent permitted by law, in no event will SKYY-Fi or its affiliates be liable for damages of any kind (including but not limited to special, incidental, consequential or punitive damages, lost profits or lost data, regardless of the foreseeablity of those damages) arising out of or in connection with the use of performance of the Authorized Products or Authorized Services. This


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     limitation  will  apply  regardless of the form of action, without limiting the foregoing; in any event will SKYY-Fi aggregate liability exceed the total amounts paid by Location Provider for the Authorized Product. The laws of the State of California shall govern any dispute between the parties without reference to its rules regarding conflicts of law, and the parties agree that any legal proceedings arising out of or in connection with this Agreement shall be conducted exclusively in a court of appropriate jurisdiction sitting in Orange County, California.
11. No Third-Party Beneficiaries. This acknowledgement shall not be construed to create any obligation by SKYY-Fi Incorporated or to any third party, including without limitation any Hotspot Operator or End User.

Acknowledged  and  agreed  to  on  this  date  [date]:

              Location  Provider               SKYY-Fi  Corporation

Print  Name                                    Ken  Reda
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Signature
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Title                                          Business  Dev.  Mgr.
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